UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 26, 2008

ANPATH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123655	20-1602779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 Morlake Drive, Suite 201

Mooresville, NC 28117

(Address of Principal Executive Offices/Zip Code)

(704) 658-3350

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 26, 2008, Anpath Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated June 26, 2008 with The OGP Group LLC, a Delaware limited liability company (“OGP”) pursuant to which the Company sold to OGP 113,636 shares (the “Shares”) of restricted common stock of the Company at a price of $0.88 per Share.  In addition, the Company issued to OGP a five year warrant to purchase up to an aggregate of 113,636 shares of the Company’s common stock at an exercise price of $0.88 per share (the “Warrant”).  The exercise price and number of shares issuable upon exercise of the Warrant are subject to anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.  The Warrant also has a cashless exercise provision and a provision which limits OGP’s right to exercise the Warrant if such conversion or exercise would result in OGP’s owning more than 4.9% of the Company’s outstanding common stock.

As a result of the foregoing transaction, the Company was able to obtain gross proceeds of approximately $100,000 to be used for general working capital purposes.

The Shares and Warrant issued to OGP were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules adopted thereunder and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  The Company made this determination based on the representations of OGP which included, in pertinent part, that it was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that it was acquiring such securities for investment purposes for its own account and not as a nominee or agent, and not with a view to resale or distribution, and that it understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

The foregoing descriptions of the Purchase Agreement and Warrant are each qualified in their entirety to the full text of such documents attached as exhibits to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
4.6	Warrant dated June 27, 2008.
10.20	Securities Purchase Agreement dated as of June 26, 2008 by and between Anpath Group, Inc. and The OGP Group LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANPATH GROUP, INC.

Date: July 1, 2008	By:	/s/ J. Lloyd Breedlove
J. Lloyd Breedlove,
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
4.6	Warrant dated June 26, 2008.
10.20	Securities Purchase Agreement dated as of June 26, 2008 by and between Anpath Group, Inc. and The OGP Group LLC.